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                                                                   Exhibit 10.24

                         REAL ESTATE PURCHASE AGREEMENT
                         ------------------------------

                                   ARTICLE I
                                   ---------

                     PURCHASE AND SALE OF APARTMENT COMPLEX
                     --------------------------------------

       Section 1.1 Agreement. This agreement ("Agreement") is made effective as of September 16th, 1996, (the "Effective Date") by and between Hawthorn Lakes Associates, an Illinois limited partnership (hereinafter referred to as "SELLER"), and The Prime Group, Inc., an Illinois corporation, or its assignees or successors in interest (hereinafter referred to as "BUYER").

       Section 1.2 Sale and Purchase. SELLER hereby agrees to sell to BUYER, and BUYER hereby agrees to purchase from SELLER, the project commonly known as Hawthorn Lakes of Lake County, FHA Project No. 071-35513, (the "Project") located in Vernon Hills, Illinois on the real estate legally described on Exhibit "A" attached hereto (the "Real Estate"), for a purchase price ("Purchase Price") of Twenty Nine Million Eight Hundred Thousand and no/100 Dollars ($29,800,000.00), all subject to the terms and conditions set forth in this Agreement. The Purchase Price shall include (i) any and all improvements on the Real Estate ("Improvements"), (ii) any and all easements, rights, privileges and appurtenances belonging or in any wise appertaining to the Real Estate, (iii) all fixtures attached to or related to any Improvements, (iv) all of SELLER's interest in and to any and all personal property, tangible or intangible (including, but not limited to trade names and contract rights; provided, however, that SELLER is not selling the trade name "ActiveLife" to Purchaser as part of this transaction), on or related to the Real Estate or any Improvements, or used in connection with the ownership and operation of the Real Estate or any Improvements, as of the date of this Agreement, and (v) all of SELLER's rights, title and interests in, to and under any and all leases, agreements or contracts pursuant to which any portion of the Improvements is leased or occupied (the items in (i) through (v) are collectively referred to herein as the "Property"). The Purchase Price does not include any reserve for replacements account, tax and insurance accounts, mortgage insurance premium account or any other account or reserve required in connection with the Mortgages (as hereinafter defined), or any operating cash or cash reserves held by SELLER.

       Section 1.2(a) The Purchase Price. The Purchase Price shall be paid as follows:

            (i) Assumption of the existing Mortgage Notes dated December 1, 1985 in the principal amount of $13,261,200.00, the Supplemental Mortgage Note dated December 1, 1987 in the principal amount of $260,800.00, and the Second Supplemental Mortgage Note dated January 1, 1991 in the principal amount of $300,000.00 (the "Notes") which Notes are secured by mortgages of even date therewith (the "Mortgages"). As of August 15, 1996 the Notes had an aggregate balance outstanding of approximately Thirteen Million

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  Three Hundred Fifty Three Thousand Sixty and no/100 ($13,353,060.00).

            (ii) Payment of the balance of Purchase Price, plus or minus prorations, at closing by certified or cashier's check or wire transfer of immediately available funds.

       Section 1.2(b)  Earnest Money.  PURCHASER shall pay to SELLER within five
  (5) days of the signing of this Agreement $25,000 to be held as earnest money ("Earnest Money") and to be applied to the Purchase Price upon closing of this transaction or as otherwise required by this Agreement.

       Section 1.3 Sale Subject to HUD Approval. The sale of the Property is expressly conditioned upon Preliminary Approval by the U.S. Department of Housing and Urban Development ("HUD") of the transaction as set forth in the Application for Transfer of Physical Assets, and supporting documents submitted to HUD (the "TPA Application"). No transfer of any interest in the Property under this Sale Agreement shall be effective prior to such HUD approval. BUYER will not take possession of the Property nor assume benefit of project ownership prior to such approval by HUD. BUYER, its executors, administrators or assigns shall have no right upon any breach by SELLER hereunder to seek damages, directly or indirectly, from the real property which is the subject of this transaction, or from any assets, rents, issues or profits of said real property, and BUYER shall have no right to effect a lien upon the real property or the assets, rents, issues or profits thereof. BUYER shall submit to HUD, in a form acceptable to SELLER's counsel, within forty-
  five (45) days of the date of this Agreement a TPA Application.   Failure to
  do so shall give SELLER the right to immediately terminate the Agreement upon
  written notice to BUYER, and SELLER shall retain the Earnest Money.    SELLER
  and BUYER agree to cooperate and communicate with each other in connection with the filing of any revisions to the TPA Application. If HUD does not approve the TPA Application, this Agreement may be rendered null and void at the option of the BUYER or SELLER and all obligations of the parties pursuant to this Agreement shall terminate, and SELLER shall return the Earnest Money to BUYER. If HUD has not granted written conditional approval of the TPA Application on or before January 31, 1997, BUYER or SELLER may terminate this Agreement and neither party shall have any further obligations hereunder, and the SELLER shall return the Earnest Money to BUYER.

       Section 1.4 Sale Subject to Mortgagee Approval. The sale of the Property is expressly conditioned upon the approval of Greystone Servicing Corporation Inc. and, if necessary, any other party involved in the issuance and sale of the bonds issued by the Village of Vernon Hills, Illinois as the $15,210,000.00 Multifamily Housing Revenue Refunding Bonds (Hawthorn Lakes Project) Series 1991 (collectively the "Mortgagee"). Simultaneously with the submission of the TPA Application to HUD, BUYER shall submit to Mortgagee the TPA Application and any other documentation and fees required by Mortgagee to process and approve the sale of the Property to BUYER. SELLER and BUYER shall cooperate and communicate with each other in the filing of any required documentation with the Mortgagee. If the Mortgagee does not approve of (i) the sale of

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  the Property to BUYER, (ii) the assumption of the Mortgages by BUYER and (iii)
  the release of SELLER from any obligations under the Mortgages, this Agreement may be rendered null and void at the option of either BUYER or SELLER, and all obligations of the parties pursuant to this Agreement shall terminate, and SELLER shall return the Earnest Money to BUYER. If Mortgagee has not approved the sale, the assumption and the release before January 31, 1997, BUYER or SELLER may terminate this Agreement, and neither party shall have any further obligations hereunder, and SELLER shall return the Earnest Money to BUYER.

       Section 1.5 Sale Subject to BUYER's Initial Public Offering. The sale of the Property is expressly conditioned upon BUYER's closing of an Initial Public Offering ("IPO") before December 31, 1996. BUYER will use a good faith effort to market and sell the IPO, and BUYER will furnish SELLER with copies of all filings made with the Securities Exchange Commission relative to the IPO within two (2) business days of the filing date. If BUYER is unable to close the IPO on terms satisfactory to BUYER before December 31, 1996 and BUYER is diligently pursuing the closing of the IPO, SELLER agrees that BUYER may extend this IPO closing condition until January 31, 1997. If BUYER does not close the IPO or otherwise extend the IPO closing condition to January 31, 1997 by December 31, 1996, this Agreement may be rendered null and void at the option of either BUYER or SELLER, and all obligations of the parties pursuant to this Agreement shall terminate, and SELLER shall return the Earnest Money to BUYER. If BUYER has extended the IPO closing condition and is still unable to close the IPO on terms satisfactory to BUYER before January 31, 1997, this Agreement may be rendered null and void at the option of either BUYER or SELLER, and all obligations of the parties pursuant to this Agreement shall terminate, and SELLER shall return the Earnest Money to BUYER.

       Section 1.6 Sale Subject to BUYER's Feasibility Review. Upon execution of this Agreement, the BUYER shall have a period of thirty (30) days (the "Feasibility Period") to review SELLER's Deliveries (as hereinafter defined) and to conduct any and all inspections, tests or soil studies on the Property (including, but not limited to, environmental studies and analyses) deemed appropriate or desirable by BUYER, and to otherwise determine the feasibility (economic, physical or otherwise) of the purchase and operation of the Property. Upon SELLER's execution of this Agreement, SELLER shall deliver, or cause to be delivered, to Purchaser (i) a copy of the most recent survey of the Real Estate in SELLER's possession and, as soon as practicable thereafter, an update of said survey conforming to the 1992 ALTA/ACSM survey standards for an Urban Survey (the "Survey"), (ii) a commitment for an ALTA owner's title insurance policy with respect to the Real Estate (the "Title Commitment") issued by Title Services, Inc., as agent for First American Title Insurance Company, (the "Title Company") together with copies of all documents of record listed as exceptions to title on the Title Commitment, (iii) copies of any and all studies, tests and analyses (including, but not limited to, environmental and soils tests and analyses) conducted by, for or on behalf of SELLER or otherwise in SELLER's possession on or with respect to the Property, and (iv) copies of all other agreements or documents relating to the Property or ownership or operation thereof, specifically excluding any income tax returns of SELLER or any partners of SELLER, as identified on Exhibit B attached hereto (the

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  deliveries required by (i) through (iv) above are collectively the "SELLER's
  Deliveries"). In the event any of SELLER's Deliveries are not received by BUYER prior to or upon execution of this Agreement, BUYER shall have thirty
  (30) days from receiving such item to complete BUYER's review of such item, but the Feasibility Period for all other items commences upon execution of this Agreement. At any time during the Feasibility Period, BUYER, in BUYER's sole and absolute discretion for any reason whatsoever, may terminate this Agreement upon giving written notice to SELLER. In the event BUYER terminates this Agreement pursuant to this Section, all rights, duties and obligations of BUYER and SELLER hereunder shall immediately terminate, and SELLER shall return the Earnest Money to BUYER.

       Section 1.7 Sale Subject to SELLER's Limited Partners' Approval. The sale of the Property is expressly conditioned upon SELLER's obtaining any approvals from SELLER's limited partners as may be required by SELLER's agreement of limited partnership. SELLER shall seek to obtain such approvals within fifty-one (51) days of the signing of this Agreement. If SELLER does not obtain such approvals within such period of time, this Agreement shall automatically terminate, and SELLER shall return the Earnest Money to BUYER.

                                   ARTICLE II
                               ESCROW AND CLOSING
                               ------------------

       Section 2.1 Closing. "Closing", "Close of Escrow" and "Close" means the simultaneous transfer of Property by SELLER to BUYER by the recordation of a trustee's deed, subject to the exceptions to title listed in the Title Commitment which are acceptable to BUYER, conveying title to the Real Estate to BUYER ("Deed"), by the delivery of all other documents called for herein and by the disbursement of all required funds to SELLER.

       Section 2.2 Escrow. At the election of either Party, this transaction may be closed through an escrow with the Title Company in accordance with the general provisions of the usual form of Deed and money escrow agreement then in use by Title Company with such special provisions inserted as may be required to conform with this Agreement. Upon the creation of such escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of the Deed shall be made through the escrow and this Agreement and the Earnest Money shall be deposited in escrow. The cost of the escrow shall be divided equally between SELLER and BUYER.

       Section 2.3 Party and Parties. A "Party" shall be either SELLER or BUYER. SELLER and BUYER may sometimes collectively be referred to as the "Parties".

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       Section 2.4  Closing Date.  The Closing shall be on or before
  January 31, 1997 provided the terms and conditions in this Agreement have been met. If BUYER extends the IPO closing condition under Section 1.5, the Closing shall occur on or before February 28, 1997 provided the terms and conditions in this Agreement have been met.

       Section 2.5 SELLER's Closing Deliveries. BUYER's obligation to purchase the Property and to otherwise consummate the transactions contemplated pursuant to this Agreement is subject to the delivery by SELLER or Title Insurer, as applicable, either prior to or at the Closing (except that any document required pursuant to this Section 2.5 to be dated as of the Closing Date shall be delivered on the Closing Date), of all of the following:

            (a) Termination of Property Management Agreement. Confirmation that the existing management and leasing agreement covering the Property will be terminated effective as of the Closing Date. SELLER shall indemnify and hold BUYER harmless with respect to any claims or expenses arising from such management agreement or the termination thereof including, without limitation, all vacation pay, tax payments, termination expenses, and benefits provided for employees per agreement with employees.

            (b) Deeds and Bill of Sale.  The Deed and a Bill of Sale.

            (c) Title Policy. A Title Policy in the amount of the Purchase Price and designating BUYER as the proposed insured.

            (d)   Assignments.

                 (i) An assignment ("General Assignment") dated as of the Closing Date executed by SELLER assigning to BUYER all of SELLER's right, title and interest in and to (A) the Leases for all residential units of the Property (the "Leases"), (B) all Service Contracts accepted by BUYER, (C) all contract rights, guaranties, licenses, permits, warranties, and all other related interests and rights ("Intangible Personal Property"), (D) the security deposits of the tenants under the Leases, and (E) SELLER's interest in and to all funds held in the Property's tax and insurance escrows and the reserve for replacements escrow unless HUD otherwise approves that SELLER retains these funds; and

                 (ii) An Assignment, Modification and Release of the Notes and Mortgages consented to by HUD and the Mortgagee ("Mortgage Assignment") and any other documents required by HUD or Mortgagee (collectively the "Mortgagee Documents").

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            (e) FIRPTA Affidavit.  An affidavit required by Section 1445 of the
  Internal Revenue Code from SELLER in a form reasonably satisfactory to BUYER showing that such SELLER is not a "foreign person" within the meaning of such section.

            (f) SELLER's Certificates. A certificate or affidavit dated as of the Closing Date signed by a duly authorized officer of SELLER stating that:

                 i) Except as otherwise expressly stated therein, to the best of SELLER's knowledge, neither SELLER nor its agents have received any notice of any violation of any law, ordinance or regulation relating to the use and occupancy of the Property; and

                 ii) All of the representations and warranties of SELLER contained in this Agreement are true and correct as of the Closing Date in all material respects, except as otherwise expressly stated therein.

            (g) Original Records. To the extent in SELLER's possession or available with the manager of the Project, all executed originals of each of the Leases and Service Contracts that will remain in effect following the Closing and all of the other Original Records with respect to the Property not previously delivered to BUYER.

            (h) Manager's Lien Waiver. If required by Title Insurer a waiver of lien executed by the management agent for the Property.

            (i) Miscellaneous Closing Documents. ALTA statements, title clearance documents, real estate transfer tax declarations, closing statements and all other closing documents normally and customarily delivered by sellers of property of the same nature and type as the Property.

            (j) Keys. Keys to all locks located in the Property which SELLER controls.

            (k) Updated Rent Roll. An updated version dated as of the Closing Date of the Rent Roll covering the Property or a certificate dated as of the Closing Date updating the Rent Roll previously delivered, in either case certified by a duly authorized partner or agent of SELLER to be true, correct and complete in all material respects as of the Closing Date.

            (l) Mortgagee's Statement. A statement from the Mortgagee as to the outstanding principal balance of the Notes and the amounts being held by Mortgagee in any reserves in connection with the Mortgages.

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            (m) Other Documents and Instruments.  Such other documents and instruments as may be reasonably required by this Agreement, BUYER, its counsel, HUD, the Title Insurer or Mortgagee and otherwise reasonably necessary to consummate the transactions contemplated pursuant to this Agreement.

            (n) Notice Letters to Tenants. Notices dated as of the Closing Date to each of the tenants under the Leases informing such tenants of the sale of the Property and directing the payment of all future rent to such address or entity as BUYER shall designate.

  All of the documents required to be delivered pursuant to this Section 2.5 shall be in the form either required pursuant to this Agreement or in form and substance reasonably satisfactory to BUYER and shall be provided in no event later than the Closing Date. Notwithstanding the foregoing SELLER acknowledges that the proposed Deed, the proposed Bill of Sale and Assignment will be included in the Application for Transfer of Physical Assets.

       Section 2.6 BUYER's Closing Deliveries. SELLER's obligations to sell the Property and otherwise consummate the transaction contemplated pursuant to this Agreement are subject to the delivery by BUYER at the Closing of each of the following:

            (a) Purchase Price. Payment of the balance of Purchase Price via Via cashier's or certified check or wire transfer of immediately available funds.

            (b) Assignments. An original executed counterpart of each of the General Assignment and the Mortgage Assignment.

            (c) Miscellaneous Closing Documents. ALTA statements, executed counterparts of real estate transfer tax declarations, closing statements, and all other closing documents normally and customarily delivered by buyers of property of the same nature and type as the Property.

            (d) Other Documents and Instruments. Such other documents as may be reasonably required by this Agreement, SELLER, its counsel, HUD, the Title Insurer or Mortgagee and otherwise reasonably necessary to consummate the transactions contemplated pursuant to this Agreement.

  All of the documents required to be delivered pursuant to this Section 2.6 shall be in form and substance reasonably satisfactory to SELLER and shall be provided in no event later than the Closing Date.

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       Section 2.7  Additional Covenants.

            (a) Termination of Service Contracts and Equipment Leases. Within sixty (60) days of receipt of the service contracts, BUYER shall give the SELLER notice as to which of the Service Contracts and Equipment Leases listed on Exhibit C and relating to or affecting the Property are unacceptable to BUYER, and SELLER shall provide at Closing all required notices of termination in order for such agreements to be terminated pursuant to the terms thereof as of the Closing Date, provided such Service Contracts or Equipment Leases by their terms may be terminated. If such Service Contracts or Equipment Leases are terminable only by payment of a termination fee and such Service Contracts or Equipment Leases are with a party or parties related to SELLER, SELLER shall bear the expense of any termination fee. If the Service Contracts or Equipment Leases are with third parties that are unrelated to SELLER, BUYER shall pay any termination costs.

            (b) Interim Notices. SELLER shall notify BUYER promptly upon receipt of any notices of the nature described in Sections 4.1(g), 4.1(h), 4.1(m) and 4.1 (p) received by SELLER between the date of this Agreement and the closing and shall notify BUYER if to SELLER's knowledge there is any change of circumstances or facts or of the receipt of any notices or other information that, in any case, has the effect of materially altering or modifying any of the matters set forth in any representations and warranties made by SELLER or which would otherwise have the effect of preventing or hindering SELLER from performing any of its material obligations pursuant to this Agreement.

            (c) Correspondence. Both SELLER and BUYER shall give the other party copies of any correspondence from HUD regarding the TPA Application processing and copies of any submissions to HUD in response to any correspondence from HUD.

       Section 2.8  Prorations and Adjustments.

            (a) Generally. SELLER shall be responsible for and pay all accrued expenses with respect to the Property accruing up to the Closing Date and shall be entitled to receive and retain all revenue from the Property accruing up to the Closing Date. Unless items of expense are prorated or assumed by BUYER, SELLER shall remain responsible for invoices for such items that relate to periods prior to Closing.

            (b) Adjustments. On the Closing Date, the following adjustments and apportionments as of 11:59 p.m. on the day before Closing shall be made in cash:

                 i) Rents for the month in which the Closing Date occurs (the "Closing Month"). Items of rent that at Closing are unpaid or past due ("Delinquent Rent") shall not be prorated. BUYER shall bill all tenants and certificate issuer(s) for Delinquent Rent and shall use its good faith reasonable efforts to collect all Delinquent Rent. If, as and when the BUYER collects payment from a tenant or certificate

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        issuer on account of Delinquent Rent, BUYER shall pay such funds to
        SELLER within ten (10) days of BUYER's receipt thereof.

                 ii) General real estate taxes for the years not yet due and payable shall be prorated based on 105% of the amount of the most recent ascertainable real estate tax bill.

                 iii) Charges under service contracts affecting the Property on the Closing Date and utility charges and deposits relating to the Property. Utility charges shall be prorated based on the amount of the most recent bills and shall be reprorated upon receipt of the actual bills. This agreement to reprorate the utility charges shall survive the Closing.

                 iv) Water and sewer charges on the basis of the period for which assessed.

                 v) Income from users of vending machines and tenant services, if any.

                 vi) Wages of employees, if any.

                 vii) Insurance premiums on any policy of casualty, liability or other insurance relating to the Property (other than title insurance) which is assigned to BUYER.

                 viii) Accrued and unpaid interest under the Mortgage.

            (c) Security Deposits. SELLER shall give BUYER a cash credit or assign all of its right, title and interest in and to the security deposits and interest thereon of the tenants of the Leases.

            (d) Escrowed Amounts. At the Closing, SELLER shall receive a cash credit in an amount equal to the sum of all amounts held in escrow, if any, by the Mortgagee for casualty insurance premiums, mortgage insurance premiums, real estate taxes, and Reserve for Replacements (if, and to the extent, such escrows are not disbursed directly to SELLER) or any other matter pursuant to the terms of the Mortgages. SELLER shall retain all operating cash or cash reserves on hand at Closing unless HUD or the Mortgagee require otherwise in which case SELLER shall also receive a cash credit for all operating cash or cash reserves on hand at Closing.

       Section 2.9  Damages to Improvements.

            (a) If, prior to Closing, any portion of the Property is damaged or destroyed to a material (as hereinafter defined) extent by fire or other casualty, SELLER shall give BUYER prompt written notice thereof, and BUYER may, at BUYER's option,

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  terminate this Agreement by delivery of written notice of such termination to
  SELLER within fourteen (14) days after receipt of such notice from SELLER of such damage or destruction. Upon receipt of such notice of termination, each party shall be relieved of further obligations hereunder. If BUYER elects not to so terminate this Agreement, then, at Closing, SELLER shall assign to BUYER all right to settle the portion of the loss as it relates to reconstruction of the Premises and to receive all proceeds of the insurance covering the improvements so damaged or destroyed and BUYER shall receive a credit against the Purchase Price in an amount equal to the amount of the deductible under SELLER's insurance coverage.

            (b) If, prior to closing, any portion of the Property is damaged or destroyed, but such damage or destruction is not material, SELLER shall give BUYER prompt written notice thereof and shall use its best efforts to restore, prior to Closing, the Property to its previous condition. If SELLER is unable to complete said restoration prior to the Closing, BUYER shall be entitled to elect by written notice to SELLER either (i) to receive a credit at Closing for the cost of restoration to be incurred by BUYER or (ii) to accept an assignment from SELLER to BUYER of all of SELLER's rights with respect to the settlement of all insurance proceeds receivable in respect of such damage or destruction and to receive a proration credit at closing equal to all deductibles therefrom (but not in excess of the amount of the cost of repair). Until such settlement of loss there shall be retained in escrow out of the proceeds at Closing such sum as the parties shall agree upon as sufficient to pay the estimated cost of fully repairing and rehabilitating such damaged or destroyed Property and to pay all indirect and incidental costs and expenses. Upon ascertainment of the actual costs of repairs and rehabilitation and receipt of the proceeds under the insurance policies, an appropriate refund shall be made to SELLER of any excess sum in said escrow which was not required to complete the work. In the event BUYER elects the option set forth in clause (i) of this subparagraph, SELLER shall be entitled to retain all insurance proceeds with respect to such damage or destruction.

            (c) For purposes of this Section 2.9, the term "material" shall mean damage or destruction of any portion of the Property for which the aggregate estimated cost of repair, restoration and rehabilitation (including all indirect and incidental costs and expenses) is in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as determined by an architect or general contractor acceptable to both parties.

       Section 2.10  Condemnation.  The Uniform Vendors and Purchasers Risk
  Act shall govern any proceeding relating to the proposed taking of any portion of the Property by exercise of the powers of condemnation or eminent domain by any governmental authority.

       Section 2.11 Closing Costs. SELLER shall pay for the owner's Title Policy, the Survey, and any state and county transfer taxes. BUYER shall pay for any local transfer taxes or inspection fees, BUYER's preparation of the TPA Application, any HUD fees for the TPA Application, and any Mortgagee fees at Escrow Closing or at the time the cost is incurred, whichever is required by HUD, Mortgagee or the party to whom the debt

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  is due.

       Section 2.12 Termination Costs. In the event this Agreement is terminated by either party for failure of a condition precedent set forth in this Agreement, the Parties shall share equally all costs and charges for title, survey, TPA Application and Mortgagee transfer fees incurred in connection with this transaction prior to such termination. SELLER shall not pay or reimburse any other cost that has been incurred by BUYER.

       Section 2.13 Possession. Right to possession of the Property shall transfer to BUYER on the Closing Date.

                                  ARTICLE III
                                    REMEDIES
                                    --------

       Section 3.1 BUYER's Default. If, prior to the BUYER's completing the IPO, the Closing does not occur due to the failure, inability or refusal of BUYER to purchase the Property for any reason other than SELLER's breach or default or the failure to satisfy a condition to Closing, then SELLER shall be entitled to retain the Earnest Money as SELLER's sole and exclusive remedy hereunder. If the Closing does not occur due to the failure, inability or refusal of BUYER to purchase the Property after BUYER has completed the IPO (other than due to SELLER's breach or default or failure to satisfy a condition to Closing) and BUYER has included the Property in its IPO disclosures, then, in addition to retaining the Earnest Money, SELLER shall be entitled to any other remedies available at law or in equity.

       Section 3.2 SELLER's Default. In the event SELLER has made a good faith effort to satisfy the conditions set forth in this Agreement, but SELLER is unable to satisfy such conditions, BUYER's sole and exclusive remedy hereunder shall be the return of the Earnest Money to BUYER. If (i) HUD and Mortgagee have given their approval of the sale of the Property to BUYER, (ii) SELLER has obtained its limited partners' approval of the sale of the Property to BUYER and (iii) BUYER has timely closed the IPO or has waived the IPO closing condition and the Closing does not occur due to the failure or refusal of SELLER to sell the Property to BUYER, then BUYER shall have a right of specific performance against SELLER.

                                  ARTICLE IV
                                  WARRANTIES
                                  ----------

       Section 4.1 Representations and Warranties of SELLER. SELLER makes the following representations and warranties to BUYER the truth and accuracy of which shall be deemed a portion of the consideration for BUYER's purchase of the Property:

  (a) Subject to the approval of the limited partners of SELLER as set forth in Section 1.7, SELLER has the authority to execute this Agreement and to perform all of the obligations to be performed by SELLER hereunder, and the persons executing this Agreement for SELLER have full power and authority to sign for SELLER and to bind SELLER to this Agreement;

  (b) Any document required under this Agreement to be executed by SELLER will be duly executed and, where such document is to be or may be recorded, duly acknowledged;

  (c) Except as otherwise represented herein, SELLER is selling the Property, including land and all its improvements, in an "as is" condition. SELLER agrees to maintain the Property in its current physical condition prior to Closing and SELLER grants to BUYER the right to periodic inspections to ensure that the Property does not deteriorate significantly prior to Closing;

  (d) All of the information contained in the rent roll and tenant income profiles attached hereto as Exhibit D ("Rent Roll") reflects that information available to SELLER with respect to the Leases as of the date hereof;

  (e) To the best of SELLER's actual knowledge, and except for the approvals required from HUD, Mortgagee and SELLER's limited partners, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated herein will constitute a material violation in any respect of the terms of any other agreements relating to the ownership and operation of the Property;

  (f) SELLER has not received written notice of any default under any of the Leases, Service Contracts or any other agreements to be assigned by SELLER to BUYER at Closing, and there exists, to the best of SELLER's knowledge, no offset or defense against the payment of any rent due under any of the Leases required to be assigned by SELLER at Closing;

  (g) SELLER has not received written notice of any legal actions or judgments or any assessments or other proceedings or investigations now pending or, to the best of SELLER's knowledge, threatened against or relating to the Property or the title and legal right of SELLER to sell and convey or cause to be conveyed the Real Estate, the Personal Property or any of the other interests, rights or items comprising the Property; SELLER has no knowledge, based solely upon inquiry of the property manager, of any existing grounds for any such action, judgment, assessment, proceeding, or investigation; and neither SELLER nor, to the best of SELLER's knowledge, SELLER's agents have received any written notice from any governmental authority (any of which is sometimes hereinafter referred to as a "Governmental Authority") relating to any violation of any fire, zoning, property, environmental, health or other statute, code, regulation, ordinance or other governmental rule with respect to the Property that has not previously been corrected;

  (h) Environmental Conditions. To the best of SELLER's actual knowledge, the Property has not been used for the purpose of, nor has there been any surface or subsurface contamination due to the manufacture, generation, handling, storage, disposal or treatment of any hazardous, toxic or dangerous substance, waste or material, (specifically including for purposes of this Agreement any petroleum or crude oil or fraction thereof, friable asbestos or asbestos-containing material, polychlorinated byphenyls or urea formaldehyde foam insulation), defined as such in, regulated by or for the purpose of, or in violation of, any federal, state or local environmental laws, including, but not limited to, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the super fund amendments and Reauthorization Act (42 U.S.C. Section 9601, et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), and the Clean Air Act (42 U.S.C. Section 4701, et seq.), as any of the same may be amended from time to time, and any comparable, similar or successor provisions of federal, state or local law and any regulations, orders, rules, procedures, guidelines and the like promulgated in connection therewith (collectively, the "Environmental Laws"); and to the best of SELLER's knowledge, neither SELLER nor its agents have received any written notice of any asserted present or past failure by SELLER or by any tenant under any Lease or by any other prior tenant or owner to comply with any Environmental Law or any rule or regulation adopted pursuant thereto in connection with the Property. To the best of SELLER's knowledge, except for a gasoline storage tank used in connection with the Project's emergency generator, the Property does not contain any above ground or underground storage tanks.

  (i) SELLER is not a foreign individual, foreign corporation, foreign partnership, or foreign estate as defined in Internal Revenue Code and Income Tax Regulations;

  (j) Condemnation. SELLER has not received any written notice of any assessments or condemnation actions being contemplated;

  (k) Outstanding Contracts. As of the Closing, there will be no outstanding contracts made by SELLER relating to the Property which have not been fully paid or terminated, except for those contracts which extend beyond the date of Closing or are specifically assumed by BUYER. SELLER shall cause to be discharged all other encumbrances, liens, bonds, and mechanics' or materialmen's liens arising from any labor and material furnished prior to

      Closing;

  (l) SELLER is not a debtor in any presently pending or threatened bankruptcy proceedings; (m) Neither SELLER nor any of its agents have received any written notice of (i) any increase in the assessed valuation of the Property other than as shown on the most recent ascertainable real estate tax bills (or the most recent notices of proposed assessments) for the Property, or (ii) any special assessments for the Property that are now or will become payable and that have not been included in the Title Commitment or will not be included in the Title Policy to be delivered to BUYER at the Closing. There are no amounts due and payable, or which will become due and payable, to any attorney or other party engaged by such SELLER with respect to the protest of the assessed valuation of the Property or the real estate taxes attributable thereto for the most recent reassessment period covering the Property;

  (n) SELLER shall pay all real estate commissions, finder's fees and similar commissions or fees which may be due and owing upon Closing or in connection with the transactions contemplated herein, if any.

  (o) Exhibit C attached hereto lists all of the Service Contracts and Equipment Leases ("Service Contracts") relating to or affecting the Property;

  (p) Neither SELLER nor its agents have received written notice from any insurance carrier regarding any defects or inadequacies with respect to all or any portion of the Property which, if not corrected, would result in a termination of insurance coverage or an increase in the cost thereof;

  (q) All copies of the Leases and Service Contracts and Equipment Leases relating to or affecting the Property delivered or to be delivered to BUYER are or will be complete in all material respects as of the date when delivered, and all of the other documents and materials delivered to BUYER and relating to or affecting the Property are or will be complete in all material respects as of the date when delivered;

  (r) The Leases disclosed on the Rent Roll and the Leases to be disclosed on any updated rent roll required to be delivered pursuant to this Agreement will be the only leases, options or commitments for space in the Property; SELLER has not entered into or consented to any option, right of first refusal, right of first offer or any other similar agreement, or caused any of the same to be entered into, for the sale of all or any portion of the Property;

  (s) Neither SELLER nor its agents have received notice of any default under the terms and provisions of the Notes or Mortgages or any of the other documents, evidencing or securing SELLER's obligations under the Notes and Mortgages; and no proceeding has been constituted to foreclose any of the Mortgages; and

  (u) SELLER has received no written notice of any non-insured existing actions, suits, proceedings, judgments, orders, decrees, defaults, delinquencies or deficiencies pending or outstanding, or threatened, against the Property.

  Section 4.2  Limitation of Warranties.

  (a) BUYER's Inspection. BUYER acknowledges that it shall inspect or has thoroughly inspected the Property and all factors relevant to its use, including without limitation, the physical condition of the Property, the interior and exterior, the structure, condition of soils, all utilities and all physical and functional aspects of the Property, all operating records, leases, documents, and other material affecting the income and operation of the Property, and all matters relating to title, together with all municipal and other legal requirements such as taxes, assessments, zoning, use permits, and building codes;

  (b) Purchase "As Is". BUYER acknowledges that it is acquiring the Property in its "as is" condition, and solely in reliance on BUYER's own inspection and examination. BUYER further acknowledges that, except as otherwise stated in Section 4.1, neither SELLER nor any agents, representatives or employees of SELLER have made any representations or warranties, direct or implied, verbal or written, with respect to the condition of the Property, or its fitness for any particular purpose; and

  (c) Environmental Conditions. BUYER further acknowledges that, except as disclosed herein, neither SELLER nor any agent or representative of SELLER has made any inspection, investigation, inquiry or other disclosure regarding environmental conditions or hazardous materials on, under or about the Property. BUYER shall rely solely on BUYER's inspection, investigation, and inquiry for knowledge of these matters. BUYER, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action or claim for contribution or other action or claim against SELLER or its affiliates, directors, officers, employees, agents, attorneys, or assigns (collectively, "SELLER and its Affiliates") based on (a) any Environmental Laws, (b) any discharge, disposal, release, or escape of any chemical, or any material whatsoever, on, at, to, or from the Property; or (c) any environmental conditions whatsoever on, under, or in the vicinity of the Property. The foregoing waiver and release shall not apply to any claim or cost recovery action Purchaser may make or bring which arises out of any action of SELLER during SELLER's ownership of the Property.

  (d) General Disclaimer. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESSED OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR
      (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, OR HAZARDOUS SUBSTANCE, AS DEFINED BY ANY ENVIRONMENTAL LAW.

          Section 4.3 Discovery of New Information. Although SELLER has no duty or obligation to conduct any inspection of the Property, if, before the Close of Escrow, SELLER discovers any information or facts that would materially change the foregoing warranties, covenants and representations of SELLER to BUYER's detriment, SELLER shall inform BUYER of this new information. In such event, SELLER shall have twenty (20) business days to cure such material change. In the event of such cure by SELLER, this Agreement shall remain in full force and effect. If SELLER is unwilling or incapable of curing such material change in said time frame, BUYER shall have the right to terminate this Agreement unless BUYER waives any of its rights that may arise due to the new information discovered by the SELLER and disclosed to the BUYER. BUYER shall have ten (10) business days from the date of a notice from SELLER that SELLER will not cure such material change or from the date of discovery or disclosure of any information creating a material change in SELLER's warranties, covenants and representations to terminate the Agreement, in writing, or said material change shall be deemed waived by BUYER.

          Section 4.4  SELLER to Cure.

          a. If any of SELLER's warranties, covenants or representations are breached, SELLER, upon notice from BUYER, shall immediately take steps reasonably required to cure the breach.

          b. If such breach is not cured by SELLER within a reasonable time, BUYER shall have the right to terminate this Agreement.

          Section 4.5  BUYER's Representations and Warranties.

          (a) BUYER covenants, represents and warrants that BUYER has the ability and has been duly authorized to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation of BUYER, and that BUYER is not in default under any action or proceeding or agreement, nor is there any litigation pending or, to BUYER's knowledge, threatened which would prevent BUYER from performing its obligations hereunder.

          (b) BUYER represents and warrants that BUYER has not employed the services of a real estate broker or salesperson in connection with this transaction.

          Section 4.6 Accuracy of Representations and Warranties. BUYER and SELLER covenant, agree, represent and warrant, in connection with their respective representations and warranties contained in Sections 4.1 and 4.5, and elsewhere in this Agreement, that each such representation and warranty:

               (a) Is material and being relied upon by the other party;
               (b) Is true in all respects as of the date hereof; and
               (c) Shall be true in all respects on the Closing Date except as otherwise disclosed in writing to the other party.

          Section 4.7 Bankruptcy. BUYER and SELLER agree that in the event that either BUYER or SELLER files for voluntary or is subjected to involuntary Bankruptcy, that such filing shall be deemed an event of default by BUYER or SELLER, as applicable, and will entitle the other party to all of the remedies provided under this Agreement.


                                   ARTICLE V
                          RISK OF LOSS AND MANAGEMENT
                          ---------------------------

          Section 5.1 Risk of Loss. Any risk of loss to the Property or any personal property located thereon shall be borne by SELLER until title has been conveyed to BUYER.

          Section 5.2 Maintenance of Property. Between the date of this Agreement and the Closing Date, SELLER shall manage, care for, operate and maintain the Property in at least the same manner in which it has been managed, maintained, cared for and operated in the past and consistent with all applicable HUD and Mortgagee maintenance and management practices; provided, however, that without BUYER's express written consent, which consent shall not be unreasonably withheld or delayed, SELLER shall not (except to the extent otherwise permitted or required under this Agreement):

          (a) Except for emergency repairs or improvements mandated by HUD or Mortgagee, make, or enter into any contract to make, any repairs, alterations or improvements to any portion of the Property, which would exceed $25,000.00 in any instance or $100,000.00 in the aggregate, unless the same is or will be completed and fully paid for on or before the Closing;

          (b) Cancel, terminate or surrender any of the Leases or consent to or accept any cancellation, termination or surrender of any of the Leases, except in accordance with the terms of such Leases or as a result of any uncured default by the tenant under any Lease;

          (c) Enter into, amend or extend any easement, agreement or other obligation affecting the Property (including without limitation any Service Contracts and Equipment Leases), that is or would be binding on any successor, unless the same is entered into in the ordinary course of operating and maintaining the Property and is cancelable by BUYER without the payment of any fee, penalty or expense on not more than thirty (30) days' notice. SELLER will provide BUYER with copies of any new Service Contracts and Equipment Leases.

                                   ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

       Section 6.1 Further Assurances. Each Party shall execute such further documents, papers and instruments and take such further action as is necessary, appropriate or helpful as the other Party hereto shall reasonably request in order to carry out the purposes, intent and spirit of this Agreement.

       Section 6.2 Governing Law and Venue. This Agreement shall be governed in all respects by the substantive and procedural law of the State of Illinois.

       Section 6.3 Complete Agreement. This Agreement and all Exhibits attached hereto constitute the entire agreement and all understandings of the parties. All prior writings, representations, warranties, opinions, undertakings, understandings and negotiations are merged herein and are extinguished.

       Section 6.4 Modification. This Agreement may be modified or amended only by a written document signed by SELLER and BUYER.

       Section 6.5 Assignment. BUYER shall have the right to assign this Agreement and any of BUYER's right, title or interest hereunder to an entity approved by HUD and SELLER. SELLER hereby consents to BUYER's assignment of this Agreement to the entity BUYER creates in connection with BUYER's IPO.

       Section 6.6 Binding Effect. This Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective assignees and other successors in interest.

       Section 6.7 Attorneys' Fees Notwithstanding any other provision of any agreement between BUYER and SELLER, in any suit, action, proceeding or in connection with any of the terms, covenants, provisions, warranties, representations or agreements in this Agreement, the prevailing party in such suit, action, proceeding or arbitration shall be awarded, in addition to equitable relief, or damages, or both or other relief, all costs as provided by law, all out of pocket costs of each and every kind and type including, but not limited to, expert witness fees and investigation costs and expenses, as well as all reasonable attorneys' fees incurred before any trial, proceeding or arbitration, at all trials, proceedings or arbitrations and on all appeals. Included within the scope of this Section, but not by way of limitation, it is agreed that this Section shall apply to any and all suits, actions, proceedings and arbitrations in which an issue is whether any term, covenant, provision, representation, warranty or agreement of this Agreement, is valid or enforceable. This Section shall therefore be severable from all other terms, covenants, provisions and agreements of this Agreement.

       Section 6.8 No Partnership Created. The relationship of SELLER and BUYER hereunder is that of SELLER and BUYER and none of the provisions of this Agreement are intended to or do create a partnership or joint venture or relationship other than SELLER and BUYER.

       Section 6.9 Heading and Captions. All headings, captions, table of contents, indices, and references to Article or section numbers in brackets, if any, are for convenience only and are not part of this Agreement and shall not be utilized to interpret this Agreement.

       Section 6.10 Gender. Words of any gender used in this Agreement shall be held and construed to include all other genders, and words of singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

       Section 6.11 Legal Advice. This Agreement is a legally binding contract. The Parties acknowledge that neither party, or representative of either party, has given the other party any legal, tax, investment, securities or other advice regarding this Agreement or any of the transactions associated with it. The Parties hereby acknowledge that they have relied solely on the advice of their own legal counsel.

       Section 6.12 Severability. Each provision of this Agreement shall be viewed as separate and divisible, and in the event any provision shall be held to be invalid, all remaining provisions shall continue to remain in full force and effect.

       Section 6.13 Waiver. Notwithstanding any agreement between BUYER and SELLER, the waiver by either party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach whether of the same or another provision thereof.

       Section 6.14  Joint Preparation.  The Parties acknowledge that each
  Party hereto has cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, no presumption shall arise against either Party by virtue of its participation in the drafting hereof. Moreover, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or Exhibits hereto.

     Section 6.15 Notices. Unless specifically provided otherwise herein, all notices given must be in writing and shall be deemed effectively given upon
  (i) personal delivery or receipt, (ii) if mailed, upon the first to occur of receipt or the expiration of seventy-two (72) hours after deposit in certified or registered United States mail, postage prepaid, return receipt requested, sent to a Party at its address as set forth herein, (iii) if sent by overnight courier, on the first business day after being placed with such courier for delivery to a Party at its address as set forth herein, or (iv) if by facsimile, on the date of transmission to the Party at the facsimile number set forth herein, provided such date is a business day and such transmission occurs prior to 4:00 p.m. on such day and confirmation of the completion of such facsimile transmission and a copy of the notice are sent by regular mail on the date of the transmission. An address or facsimile number herein may be changed by written notice to the other Party.

       Section 6.17  Address for Notice.

  The address of SELLER for notice is:  Hawthorn Lakes Associates
                                        222 North LaSalle Street
                                        Suite 1414
                                        Chicago, Illinois 60601
                                        Attention:  Daniel N. Epstein
                                        Facsimile:  312-726-0091

                                        with a copy to:

                                        James T. Buchholz, Esq.
                                        Attorney at Law
                                        222 North LaSalle Street, Suite 1414
                                        Chicago, Illinois 60601
                                        Facsimile:  312-726-0091

  The address of BUYER for notice is:   The Prime Group, Inc.
                                        77 West Wacker Drive
                                        Suite 3900
                                        Chicago, Illinois 60601
                                        Attention:  Mark J. Schulte and Robert
                                                    J. Rudnik
                                        Facsimile:  312-782-5867

                                        with a copy to:

                                        William J. Ralph
                                        Winston & Strawn
                                        35 West Wacker Drive
                                        Chicago, Illinois 60601
                                        Facsimile:  312-558-5700

       Section 6.18 Counterpart Copies. This Agreement may be signed in counterpart or duplicate copies, and any signed counterpart or duplicate copy shall be equivalent to a signed original for all purposes.

       Section 6.19 1031 Exchange. SELLER reserves the right to effect a 1031 exchange, and BUYER agrees to cooperate with SELLER in affecting such exchange provided that BUYER shall incur no expense and that close of escrow or any other time periods for performance specified in the Purchase Agreement shall not be delayed by reason of such exchange.

       Section 6.20 SELLER's Liability. No partner, agent or employee of SELLER shall have any personal liability under this Agreement.

       IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first set forth above.


  SELLER:                                   BUYER:
  ------                                    -----

  HAWTHORN LAKES ASSOCIATES,                THE PRIME GROUP, INC.
  AN ILLINOIS LIMITED PARTNERSHIP

  By:  Partners for Senior Communities
       Inc., a general partner

              /s/ Henry Hyatt                        /s/ Mark J. Schulte
       By:____________________________      By:_________________________________
                  HENRY HYATT                            MARK J. SCHULTE
       Name:__________________________      Name:_______________________________
                  VICE-PRESIDENT                      EXEC. VICE PRESIDENT
       Title:_________________________      Title:______________________________

            /s/ Daniel N. Epstein
  By:______________________________________
      Daniel N. Epstein, a general partner

The following exhibits to the Real Estate Purchase Agreement dated September 16, 1996 by and between Hawthorn Lakes Associates and The Prime Group, Inc. have been omitted:

     Exhibit A - Legal Description;
     Exhibit B - Due Diligence Checklist;
     Exhibit C - Service Contracts and Equipment Leases; and
     Exhibit D - Rent Roll.

The Company hereby agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.